U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2006

TUNEX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

0-15369
(Commission File No.)

Utah	87-0416684
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

556 East 2100 South
Salt Lake City, Utah 84106
(Address of principal executive offices)

(801) 486-8133
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.01     Changes in Registrant's Certifying Accountant

Tunex International, Inc, filed a report on Form 8-K with the Commission on December 19, 2005, reporting that effective December 15, 2005, Sorensen, Vance & Company, PC, resigned its engagement as the independent certified public accountants for Tunex International.

On January 3, 2006, the board of directors of Tunex International approved the engagement of Wisan, Smith, Racker & Prescott, LLP, as its independent registered accounting firm to audit the financial statements of Tunex International for the fiscal year ending March 31, 2006. During the two most recent fiscal years and through the date hereof, neither Tunex International nor any one on behalf of Tunex International has consulted with Wisan, Smith, Racker & Prescott regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Tunex International’s financial statements, or any other matters required to be disclosed under Item 304(a)(1)(iv) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUNEX INTERNATIONAL, INC.

Dated: January 6, 2006	By:	/s/ Nick Butterfield
Nick Butterfield, Chief Executive Officer